SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   -----------


                                     FORM 8-K


            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                                   -----------



Date of Report (Date of earliest event reported):  December 11, 1996


                     GREEN MOUNTAIN POWER CORPORATION
         (Exact Name of Registrant as Specified in its Charter)


	   VERMONT          		                               03-0127430

(State or Other Jurisdiction of Incorporation	   	(I.R.S. Employer
                                                Identification Number)


                                 1-8291
                         Commission File Number


25 Green Mountain Drive,
South Burlington, Vermont                          05403
(Address of Principal Executive Offices)        (Zip Code)





                             (802) 864-5731
                    (Registrant's telephone number,
                         including area code)


Item 5.  Other Events


COVERAGE RATIOS

	As computed in accordance with Regulation S-K of the Commission, the Company's ratios of earnings to fixed charges and preferred stock dividends and earnings to fixed charges for each of the years 1991 through 1995, and for the twelve months ended September 30, 1996, are as follows:

                                 Ratio of
                               Earnings to                 Ratio of
                             Fixed Charges and           Earnings to
       Year Ended             Preferred Stock          Fixed Charges (1)
                               Dividends (1)

  December 31, 1991                 2.40                    2.73
  December 31, 1992                 2.66                    3.01
  December 31, 1993                 2.46                    2.78
  December 31, 1994                 2.44                    2.74
  December 31, 1995                 2.57                    2.87
  Twelve Months Ended
    September 30, 1996              2.59                    2.88

______
(1) Earnings consist of pretax income plus fixed charges as defined in
Item 503 paragraph (d)(3). Fixed charges computed pursuant to paragraph (d)(4) of Item 503 consist of interest on all indebtedness, amortization of debt expense and discount or premium relating to any indebtedness, and the estimated interest portion of rentals charged to income. Preferred stock dividends consist of dividends paid on all outstanding Preferred Stock.



Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits

(a) and (b)  --   Inapplicable.

(c)  Exhibits
     (12)         Computation of Ratios


SIGNATURES
	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               GREEN MOUNTAIN POWER CORPORATION
                                         Registrant



                               By /s/ C.L. DUTTON
                                 VICE PRESIDENT, CHIEF FINANCIAL
                                   OFFICER AND TREASURER



                               BY /s/ R.J. GRIFFIN
                                    CONTROLLER

DATED:  December 11, 1996




                              EXHIBIT INDEX

EXHIBIT NO.                                       PAGE

12   	COMPUTATION OF RATIOS